SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
14a-6(e)(2)

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                         LAKELAND FINANCIAL CORPORATION
------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

    1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    5) Total fee paid:

    --------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or by the Form or Schedule and the date of its filing.

    1) Amount previously paid:

    --------------------------------------------------------------------------

    2) Form Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    3) Filing Party:

    --------------------------------------------------------------------------

    4) Date Filed:

    --------------------------------------------------------------------------

                           NOTICE OF ANNUAL MEETING
                            OF THE SHAREHOLDERS OF
                        LAKELAND FINANCIAL CORPORATION
                        ------------------------------

     The annual meeting of the shareholders of Lakeland Financial Corporation will be held on Tuesday, April 13, 1999, at 12:00 Noon (EST) in the Shrine Building located at the Kosciusko County Fairgrounds in Warsaw, Indiana. The purpose of the meeting will be: (1) to elect four members of the Board of Directors; and (2) to transact such other business as may properly be brought before the meeting.

     Only shareholders of record on the Corporation's books at the close of business on February 5, 1999, will be entitled to vote at the annual meeting.

     A Proxy Statement accompanies and forms a part of this Notice. Your copy of the 1998 Annual Report To Shareholders is also enclosed.




 Michael L. Kubacki                             R. Douglas Grant
(Michael L. Kubacki), President                (R. Douglas Grant), Chairman
 and Chief Executive Officer



                        Lakeland Financial Corporation
                                 P.O. Box 1387
                             Warsaw, IN 46581-1387
                                (219) 267-6144




IMPORTANT - PLEASE SIGN, DATE AND MAIL YOUR PROXY PROMPTLY.



     In order to have adequate representation to assure a voting quorum at the meeting, you are urged to return your signed proxy in the enclosed envelope, which requires no postage. If you are able to attend the annual meeting, you may revoke your proxy prior to commencement of the meeting and vote in person.

                        LAKELAND FINANCIAL CORPORATION
                            202 East Center Street
                             Post Office Box 1387
                          Warsaw, Indiana 46581-1387
                                (219) 267-6144

                                PROXY STATEMENT

                        PERSONS MAKING THE SOLICITATION
                        -------------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Lakeland Financial Corporation (the "Corporation") of proxies for use at the annual meeting of shareholders of the Corporation to be held on April 13, 1999.

     Lakeland Financial Corporation owns all of the outstanding shares of Lake City Bank, Warsaw, Indiana (the "Bank") and Lakeland Capital Trust (the "Trust"). The total expense of this solicitation will be paid by Lakeland Financial Corporation. In addition to use of the mails, proxies may be solicited personally or by telephone or telegraph by officers, directors and certain employees of the Corporation and the Bank, who will not be specially compensated for such soliciting.

     The approximate date on which this statement and accompanying form of proxy are first mailed to shareholders is March 15, 1999.


                             REVOCABILITY OF PROXY
                             ---------------------

     Any shareholder giving a proxy has the right to revoke it at any time before it is exercised. Therefore, execution of the proxy will not in any way affect the shareholder's right to vote in person if he or she attends the meeting. Revocation may be made prior to the meeting by written notice sent to the President of the Corporation at the offices of the Corporation at 202 East Center Street, P.O. Box 1387, Warsaw, Indiana, 46581-1387; or it may be done personally upon oral or written request at the annual meeting. The shares represented by proxies will be voted as instructed by the shareholders giving the proxies. In the absence of specific instructions to the contrary, proxies will be voted "FOR" the election of the nominees for directors listed.


                             VOTING OF SECURITIES
                             --------------------

     Only shareholders of record as of February 5, 1999, will be entitled to vote. The Corporation presently has, as its only class of voting securities, 5,794,743 shares of common stock. Each share entitles the holder thereof to one vote upon each matter to be voted upon at the annual meeting. The affirmative vote of a majority of the shares present at the annual meeting will be sufficient to elect nominees.

                              SECURITY OWNERSHIP
                              ------------------

     As of February 5, 1999, the following persons or groups, as best known to the Corporation, were beneficial owners of more than five percent of the Corporation's voting securities. The sole class of voting securities is common stock.

                                       Amount and Nature
   Name and Address                      of Beneficial           Percent of
      of Owners                            Ownership               Class
------------------------------         -----------------         ----------

Lakeland Financial                        650,399 (1)              11.22%
Corporation 401(k) Plan
Post Office Box 1387
Warsaw, Indiana  46581-1387


(1) This information has been supplied by the Bank which serves as trustee of the trust for the plan. Participant employees of the Corporation and the Bank exercise voting and investment power over the shares held in their respective participant accounts. The Bank exercises sole investment power over those shares not allocated to any participant account.

     As of February 5, 1999, the following table shows the number of common shares beneficially owned by all directors and nominees naming them, and of all directors and officers as a group, not naming them. The sole class of voting securities is common stock.

   Name of Individual or               Amount and Nature
    Number of Persons                    of Beneficial            Percent of
          In Group                       Ownership (1)              Class
------------------------------         -----------------         ----------

Eddie Creighton                          140,160   (2)              2.42%
Anna K. Duffin                             3,000   (3)               (10)
L. Craig Fulmer                            2,988                     (10)
R. Douglas Grant                          94,659   (4)              1.63%
Jerry L. Helvey                           64,848   (5)              1.12%
Michael L. Kubacki                         7,000                     (10)
Allan J. Ludwig                            4,392   (6)               (10)
Charles E. Niemier                         2,000                     (10)
Richard L. Pletcher                        1,240   (7)               (10)
Terry L. Tucker                            5,280                     (10)
M. Scott Welch                               850                     (10)
George L. White                            1,640   (8)               (10)
Officers and Directors                   395,800   (9)              6.83%
  as a Group
  (16 individuals
  including those
  named above)

(1) The information contained in this column is based upon information furnished to the Corporation by the persons named above and as shown on the transfer records of the Corporation. The nature of beneficial ownership for shares shown in this column, unless otherwise noted, represents sole voting and investment power.

(2) Includes 112,172 shares held by CB Farms, LLC, as to which Mr. Creighton shares voting and investment powers; 8,288 shares held by Mr. Creighton's Individual Retirement Account as to which he exercises both voting and investment power; and 3,960 shares, held by Mr. Creighton's wife, with respect to which shares he disclaims any beneficial ownership.

(3) All of which shares Mrs. Duffin owns jointly with her husband and shares voting and investment power.

(4) This includes all shares which have been allocated to Mr. Grant under the 401(k) Plan through September 30, 1998, and for all prior years.

(5) Includes 50,620 shares held individually by Mr. Helvey's wife, as to which shares he disclaims any beneficial interest.

(6) Includes 1,200 shares held by Ludwig, Inc., as to which Mr. Ludwig exercises voting and investment power.

(7) Includes 400 shares held by Mr. Pletcher's Individual Retirement Account. Also included are 400 shares held by Mr. Pletcher's wife's Individual Retirement Account, with respect to which shares Mr. Pletcher disclaims any beneficial interest.

(8) Includes 1,210 shares held jointly with Mr. White's wife, with whom he shares voting and investment power.

(9) This includes shares which have been allocated to executive officers under the 401(k) Plan through September 30, 1998, and all prior years.

(10) The named director's percentage ownership of the Corporation's common securities is less than one percent (1%).


                             ELECTION OF DIRECTORS
                             ---------------------

     It is intended that all shares represented by proxy will be voted "FOR" the re-election of the incumbent directors listed below, unless otherwise instructed.

     The following table contains information with respect to nominees, whose terms as incumbent directors expire on April 13, 1999. The information includes service to Lake City Bank prior to the formation of Lakeland Financial Corporation.

                                                                  Term
Name                     Age         Date                        Expires
----                     ---         ----                        -------

Eddie Creighton           66         Director since 1970          4/1999

     Mr. Creighton is General Manager of CB Farms, LLC, which owns and operates Creighton Brothers, LLC and Crystal Lake, LLC, which are involved in poultry and egg production and sales, although they also produce and sell other agricultural and food products.


Michael L. Kubacki        47         Director since 1998          4/1999

     Mr. Kubacki presently serves as President and CEO of the Corporation and the Bank. He first joined the Corporation and the Bank during 1998 as President and became CEO of the Corporation and the Bank in January, 1999. Prior to joining the Corporation and the Bank in 1998, Mr. Kubacki served as Executive Vice President of the Northern Trust Bank of California, NA.

M. Scott Welch            38         Director since 1998          4/1999

     Mr. Welch is the Chief Executive Officer of Welch Packaging Group, Inc., which is primarily engaged in producing industrial and point of purchase packaging.


George L. White           66         Director since 1984          4/1999

     Mr. White retired as President of United Telephone Company of Indiana, Inc. on December 31, 1991.


                              INCUMBENT DIRECTORS
                              -------------------

     In addition to the foregoing incumbent directors who shall stand for election at the annual meeting April 14, 1998, the following named individuals serve on the Board of Directors.

                                                                  Term
Name                     Age         Date                        Expires
----                     ---         ----                        -------

Anna K. Duffin            65         Director since 1994          4/2001

     Mrs. Duffin is active in civic affairs in the Goshen area.


L. Craig Fulmer           56         Director since 1993          4/2001

     Mr. Fulmer is Chairman of Heritage Financial Group, Inc., a real estate investment and management company based in Elkhart, Indiana.


R. Douglas Grant          65         Director since 1980          4/2000

     Mr. Grant presently serves as Chairman of the Board of Directors of the Corporation and the Bank, positions which he has held since 1993. Prior to January, 1999, he also served as President and CEO of the Corporation and the Bank.


Jerry L. Helvey           65         Director since 1974          4/2000

     Mr. Helvey is President of Helvey & Associates, Inc., a group of collection agencies.


Allan J. Ludwig           60         Director since 1996          4/2000

     Mr. Ludwig is an entrepreneur and industrial developer.


Charles E. Niemier        43         Director since 1998          4/2001

     Mr. Niemier is presently Sr. Vice President - International Operations of Biomet, Inc., which is a manufacturer of medical and orthopedic devices. He also serves as a Trustee of Valparaiso University.

Richard L. Pletcher       57         Director since 1992          4/2000

     Mr. Pletcher is President of Pletcher Enterprises, Inc., a holding company, and CEO of its principal subsidiary Amish Acres, LLC, a heritage resort.


Terry L. Tucker           58         Director since 1988          4/2001

     Mr. Tucker is President of Maple Leaf Farms, Inc., which is primarily engaged in duck production, processing and sales, although it also processes and sells other food products.


     No Director is a director of another "public corporation" (i.e. subject to the reporting requirements of the Securities Exchange Act of 1934) or of any investment company, except Mr. Fulmer who is a director of Starcraft Corporation and Mr. Niemier who is a director of Biomet, Inc.


                              EXECUTIVE OFFICERS
                              ------------------

     The following named individuals in addition to Mr. Grant and Mr. Kubacki serve as executive officers of the Corporation.

Name                          Age                    Date
----                          ---                    ----
D. Jean Northenor              66                    Officer since 1983

     Mrs. Northenor presently serves as an Executive Vice President of both the Corporation and the Bank. She first joined the Bank as the Marketing Officer in 1983.


Paul S. Siebenmorgen           49                    Officer since 1980

     Mr. Siebenmorgen presently serves as an Executive Vice President of both the Corporation and the Bank and has served as an officer of the Bank since 1980.


Walter L. Weldy                58                    Officer since 1990

     Mr. Weldy presently serves as an Executive Vice President of both the Corporation and the Bank. He first joined Lake City Bank as a Senior Vice President in 1990.


Terry M. White                 41                    Officer since 1993

     Mr. White presently serves as an Executive Vice President, Secretary and Treasurer of the Corporation and the Bank. He first joined Lake City Bank as a Senior Vice President in 1993.


     There are no arrangements or understandings between any of the directors, executive officers, or any other persons pursuant to which any of the Corporation's directors or executive officers have been selected for their respective positions.

                         COMPLIANCE WITH SECTION 16(a)
                         -----------------------------

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Corporation pursuant to Securities and Exchange Act Rule 16a-3(e) during its most recent fiscal year and Form 5 and amendments thereto furnished to the Corporation with respect to its most recent fiscal year, no director or executive officer failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Securities Exchange Act of 1934.


                BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
                ----------------------------------------------

     All members of the Board of Directors of the Corporation also serve as members of the Board of Directors of the Bank. The Board of Directors held 12 regularly scheduled meetings during 1998. The Board of Directors has, in addition to other committees, an Audit Committee and a Compensation Committee. There is no Nominating Committee.

     The Audit Committee, comprised of Anna K. Duffin, Richard L. Pletcher, Terry L. Tucker and George L. White, held 11 meetings during 1998. The functions performed by the Audit Committee include: making recommendations to the Board of Directors with respect to selection of the Corporation's independent auditors; reviewing the independence of the independent auditors; reviewing actions by management on the independent auditors' and internal auditors' recommendations; meeting with management, the internal auditors and the independent auditors to review the effectiveness of the Corporation's system of internal control and internal audit procedures; and reviewing reports of bank regulatory agencies and monitoring management's compliance with recommendations contained in those reports. To promote independence of the audit function, the committee consults separately and jointly with the independent auditors, the internal auditors and management.

     The Compensation Committee, comprised of L. Craig Fulmer, R. Douglas Grant, Jerry L. Helvey, Michael L. Kubacki and George L. White, held 4 meetings during 1998. The functions performed by the Compensation Committee include making recommendations to the full Board of Directors with respect to officer's salaries and setting awards in accord with the Corporation's benefit plans.


                             DIRECTORS' ATTENDANCE
                             ---------------------

     During 1998, no director attended less than 75% of the total number of meetings they were eligible to attend, except Mr. Ludwig who attended 67% and Mr. Niemier who attended 67%.

                            EXECUTIVE COMPENSATION
                            ----------------------

     Shown below is the compensation paid by the Corporation, and its subsidiary, for the years 1998, 1997 and 1996 to each of its executive officers in an amount exceeding $100,000.


                                          SUMMARY COMPENSATION TABLE
                                          --------------------------

                                                                                            Long Term
                                                   Annual Compensation                     Compensation
                                ----------------------------------------------------   ---------------------
          (a)                    (b)       (c)          (d)              (e)                    (g)
        Name and                                                      All other        Securities Underlying
    Principal Position          Year    Salary($)     Bonus($)    Compensation($)(2)         Options
-----------------------------   ----   ----------   -----------   ------------------   ---------------------
R. Douglas Grant                1998      301,154       166,000               18,622                   6,000
  Chairman and Chief            1997      260,000        73,500               25,090                     -0-
  Executive Officer             1996      210,000        66,500               22,914                     -0-

Michael L. Kubacki (1)          1998      111,993           -0-                  305                  20,000
 President

Paul S. Siebenmorgen            1998      135,239        29,541                9,568                  12,000
  Executive Vice President      1997      112,538        24,998               10,200                     -0-
                                1996       95,230        22,727               12,476                     -0-

Walter L. Weldy                 1998      108,623        23,470                8,818                   6,000
  Executive Vice President      1997       89,408        17,436                8,763                     -0-
                                1996       73,534        11,425               10,534                     -0-

Terry M. White                  1998      103,898        18,487                5,891                  12,000
   Executive Vice President     1997       82,742        12,206                7,601                     -0-
                                1996       69,750        10,749               10,275                     -0-

     (1) Mr. Kubacki was first employed by the Corporation and Bank in 1998 and accordingly no information is given with respect to his compensation for 1997 and 1996.

     (2) The amounts set forth in column (e) for Mr. Grant, Mr. Kubacki, Mr. Siebenmorgen, Mr. Weldy and Mr. White include the following:

     401(k) Plan matching contributions, including Supplemental 401(k), paid by the Corporation($)


         Mr. Grant      Mr. Siebenmorgen      Mr. Weldy      Mr. White
1998 -      9,600*            8,114*            6,517*         5,195*
1997 -     19,798             8,440             6,706          6,690
1996 -     18,000            11,427             8,824          9,504

     *1998 Supplemental 401(k) matching contributions not yet available.


                                                 OPTION GRANTS IN 1998
                                                 ---------------------


                                                                                            Potential Realizable
                                                                                              Value At Assumed
                            Number of     Percent of                                        Annual Rates Of Stock
                           Securities    Total Options                                      Price Appreciation For
                           Underlying     Granted To       Exercise                               Option Term
                            Options      Employees In        Price       Expiration     -----------------------------
       Name                   (#)            1998           ($/sh)          Date            5%($)          10%($)
        (a)                   (b)             (c)             (d)            (e)             (f)             (g)
 --------------------    ------------    ------------    ------------    ------------    ------------    ------------

R. Douglas Grant                6,000         3.21%            24.375      4/12/2008           91,976         233,085
Michael L. Kubacki             20,000        10.71%            23.000      6/28/2008          289,292         733,122

Paul S. Siebenmorgen            6,000         3.21%            24.375      4/12/2008           91,976         233,085
                                6,000         3.21%            27.500      5/10/2008          103,768         262,968

Walter L. Weldy                 6,000         3.21%            24.375      4/12/2008           91,976         233,085

Terry M. White                  6,000         3.21%            24.375      4/12/2008           91,976         233,085
                                6,000         3.21%            27.500      5/10/2008          103,768         262,968






                                         AGGREGATED OPTION EXERCISES IN 1998
                                              AND YEAR END OPTION VALUES



                              Shares                        Number of Securities
                             Acquired        Value              Underlying                      Value of
                           On Exercise     Realized            Unexercised               Unexercised In the Money
         Name                  (#)           ($)            Options At Year End             Options At Year End
          (a)                  (b)           (c)                    (d)                             (e)
------------------------   -----------    ----------   -----------------------------   -----------------------------
                                                        Exercisable    Unexercisable    Exercisable    Unexercisable
                                                             #               #               $                $
                                                       -------------   -------------   -------------   -------------
R. Douglas Grant               -0-           -0-            -0-             6,000           -0-              -0-
Michael L. Kubacki             -0-           -0-            -0-            20,000           -0-              -0-
Paul S. Siebenmorgen           -0-           -0-            -0-            12,000           -0-              -0-
Walter L. Weldy                -0-           -0-            -0-             6,000           -0-              -0-
Terry M. White                 -0-           -0-            -0-            12,000           -0-              -0-


                              PENSION PLAN TABLE
                              ------------------

     The Corporation's defined benefit retirement plan covers all employees over 21 years of age with more than one year of service. The benefit is computed on the basis of average salary or wages for the five (5) years preceding retirement which produces the highest benefit. Normal retirement age is 65. Participants receive credit for 2-1/2% of their average salary for each year up to 20 years service. The principal benefit under the plan is a lifetime annuity for the joint lives of participants and their spouses. This amount is offset by social security benefits. On December 31, 1985, the then existing plan was terminated and the current plan was adopted effective January 1, 1986. Participants in the terminated plan were paid cash or received annuities for their earned benefits as of December 31, 1985. The amounts paid for annuities purchased as a part of the plan termination will reduce the benefits to be paid out of the new plan. Mr. Grant and Mr. Siebenmorgen received annuities costing $33,286 and $1,878, respectively, as a part of the plan termination.


Remuneration                       Years of Credited Service
------------                       -------------------------
                    15           20           25           30          35
                ------------------------------------------------------------

    100,000       37,500       50,000       50,000       50,000       50,000
    150,000       56,250       75,000       75,000       75,000       75,000
    200,000       75,000      100,000      100,000      100,000      100,000
    250,000       93,750      125,000      125,000      125,000      125,000
    300,000      112,500      150,000      150,000      150,000      150,000
    350,000      131,250      175,000      175,000      175,000      175,000
    400,000      150,000      200,000      200,000      200,000      200,000
    450,000      168,750      225,000      225,000      225,000      225,000
    500,000      187,500      250,000      250,000      250,000      250,000



     The amounts shown above include amounts payable under a Supplemental Employees Retirement Plan which is a non-qualified plan payable as a general creditor of the Corporation. In 1989, the Corporation amended its defined benefit plan and the amendments could result in highly compensated employees receiving a reduced pension benefit. The Supplemental Employee Retirement Plan did not create any new benefits, but was adopted to offset any such reduction in pension benefits.

     The salaries and bonuses shown in the Summary Compensation Table for Mr. Grant, Mr. Kubacki, Mr. Siebenmorgen, Mr. Weldy and Mr. White approximate covered compensation under the plan. It is estimated that Mr. Grant, Mr. Kubacki, Mr. Siebenmorgen, Mr. Weldy and Mr. White had 20, 1, 18, 8 and 6 years of credited service respectively at December 31, 1998.


                       COMPENSATION COMMITTEE INTERLOCKS
                                      and
                             INSIDER PARTICIPATION
                       ---------------------------------

     During 1998, this Committee consisted of Mr. Fulmer, Mr. Grant, Mr. Helvey, Mr. Kubacki and Mr. White. Inside directors (full-time employees of the Corporation) serving on the Compensation Committee are asked to leave the meeting during the time the Committee is deliberating their compensation or that of their superiors, but inside directors do participate in evaluating and establishing the salaries of other executive officers. Mr. Grant, Chairman and Chief Executive Officer of the Corporation, participated during 1998 in establishing the salaries of all executive officers except his own. Likewise, Mr. Kubacki, President, participated during 1998 in establishing the salaries of all executive officers except his own and Mr. Grant's.

                     REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION
                     ------------------------------------

     The Compensation Committee has furnished the following report on Executive Compensation.

General
-------

     The Corporation annually reviews executive officer compensation in December with the new compensation to become effective on the following January 1. In establishing executive compensation the Corporation has historically divided compensation into two (2) separate components: salary and bonus. When fixing an individual executive officer's compensation these two
(2) components are intended to work together to compensate the executive officer fairly for his services and reward the executive officer based upon the Corporation's performance during the year. The Corporation further encourages the executive officers and all employees to acquire a personal interest in the long-term success of the Corporation through stock ownership under the Corporation's 401(k) Plan. During 1998, the Corporation established the Lakeland Financial Corporation 1997 Share Incentive Plan to enhance the opportunity of the executive officers, as well as other covered employees, to acquire stock in the Corporation. The Board of Directors retains final approval over executive compensation.

Salary
------

     Executive officer salaries are established by the Corporation based upon a wide variety of factors, including prior years salary, duties and responsibilities, evaluations by supervisors, and salaries for comparable positions paid by similarly situated financial institutions. When establishing the salary of executive officers other than Mr. Grant, Mr. Grant participates and makes recommendations to the Committee. Likewise, Mr. Kubacki participates in establishing the salaries of executive officers other than himself and Mr. Grant. Furthermore, the Committee has available copies of an annual survey of financial institution salaries paid by Indiana banks published by the Indiana Banker's Association and also a salary survey prepared by Crowe, Chizek and Company LLP. Using this information, the Committee establishes salaries using an informal and subjective analysis, primarily focused upon paying competitive salaries sufficient to retain the services of its executive officers without paying salaries which are significantly greater than those paid by similarly situated financial institutions. Although overall profitability of the Corporation is a factor in establishing executive officer salaries, no specific weight is given to financial performance. Likewise, consideration is given to the performance of the Corporation's stock during the preceding several years, but no specific weight is given to this factor. The salary paid to Mr. Grant, as President and Chief Executive Officer, during 1998, as shown in the Summary Compensation Table of the Proxy Statement, was based upon the Board's satisfaction in 1997 with the overall profitability of the Corporation and performance of the Corporation's stock and retaining his services for future years, without any specific reference being made to qualitative or quantitative performance factors. Similar considerations were used in establishing Mr. Grant's and Mr. Kubacki's 1999 salaries.

Bonus
-----

     Executive officer bonuses, including Mr. Grant's and Mr. Kubacki's, are determined by an established Executive Incentive Compensation Program which is periodically reviewed by the Committee. The Bonus Program applies to all executive officers of the Corporation, as well as designated officers of the Bank. As established, the Committee retains the right to modify the Program and/or withhold payment at any time. Historically, payments have not been withheld since its adoption. The Bonus Program is designed to encourage the executive officers to maximize the annual profits of Lake City Bank with an incentive to conserve capital. During its December 1998 review, the Committee chose not to modify the Bonus Program or withhold payment for fiscal year 1998. The Corporation and Bank have adopted provisions of Statement of Financial Accounting Standard ("SFAS") 115 which requires recognition of unrealized gains or losses on certain debt and equity securities held in the Bank's investment securities portfolio at year end. For purposes of the Bonus Program, unrealized gains and losses in the investment securities portfolio of the Bank are excluded from equity capital.

     Bonuses are computed on the Return on Investment (Shareholders' Equity). It is based upon net profit (after taxes) and includes all realized securities gains and losses (including tax effect), before payment of bonuses and contributions to the 401(k) Plan. The year end Return on Investment computed on the January 1 shareholders' equity must equal or exceed 12% or no bonus is paid. Thereafter, based upon an established schedule, a percentage of each eligible officer's salary is paid as a bonus.

     As established, the Bonus Program provides that the President and Chief Executive Officer of the Corporation receive two (2) times the established percentage for their bonuses and the Executive Vice Presidents receive one and one half (1 1/2) times the established percentage for their bonuses. For 1998, the Return on Investment established a 12.5% bonus payable in 1999. Bonuses for officers receiving promotions during the year are prorated.

Stock Ownership
---------------

     The Corporation encourages all employees, including executive officers, to acquire its stock and participate in its long-term growth. To facilitate this, the Corporation has adopted the Lakeland Financial Corporation 401(k) Plan (the "Plan") effective January 1, 1984, which includes as an option investment in Corporation stock. Under the Plan employees are eligible to redirect up to 9% of their regular basic compensation into a tax deferred trust. All employees 21 years of age and older having more than 1 year service with the Bank or the Corporation are eligible to participate in the Plan; however, participation is voluntary. The Plan requires that the Corporation make matching contributions for participants under certain conditions described below. Corporation matching contributions are made on up to 6% of each participant's regular basic compensation. In those years in which the Corporation has paid a dividend to its shareholders, the Corporation will make a matching contribution to the Plan according to an established schedule based upon the net earnings of the Corporation, before making any deductions for employee incentive plans, expressed as a percentage of the preceding January 1 equity capital of the Corporation.

     Due to the adoption of SFAS 115 requiring the recognition of unrealized gains and losses in certain of the investment securities portfolios, commencing in 1993, equity capital is defined as the total of the capital stock, surplus and retained earnings accounts, excluding the equity accounts relating to market valuation adjustments as defined in SFAS 115. The matching contributions may, at the election of each participant, be invested in any one or more of six equity and income accounts, one of which holds stock of the Corporation exclusively. All Corporation stock held by the trust is purchased by independent agents in open market transactions and voting power is exercised by the individual participants. Participant accounts are distributed to the individual participants upon termination of employment and may include Corporation stock. All participants are always 100% vested in their salary redirections and become 100% vested in Corporation contributions upon retirement, disability or in accordance with the vesting provisions of the Plan.

     The matching contributions made to the Plan for 1998, 1997 and 1996 on behalf of Mr. Grant, Mr. Siebenmorgen, Mr. Weldy and Mr. White are shown in footnote 2 to the Summary Compensation Table of the Proxy Statement. During 1994, a Supplemental 401(k) Plan was adopted to offset benefit reductions for senior executive officers. This new plan did not create any new benefits and is used solely to offset required reductions in the 401(k) Plan. Contributions to the Supplemental 401(k) Plan may not be invested in Corporation stock. The officers who participate in this Supplemental 401(k) Plan have no interest in the trust established under the plan, but are general creditors.

     At the annual meeting held in April, 1998, the shareholders approved the Lakeland Financial Corporation 1997 Share Incentive Plan (the "1997 Plan"). The purpose of the 1997 Plan is to enhance the long term financial performance of the Corporation by (a) attracting and retaining executive and other key employees of the Corporation and the Bank through incentive compensation opportunity; (b) motivating such employees to further the long term goals of the Corporation and the Bank; and (c) furthering the identity of interests of participating employees with Corporation shareholders through opportunities for increased employee ownership of the Corporation. During 1998, the Compensation Committee recommended, and the Board of Directors approved, the granting of options for a total of 195,145 shares to 128 employees and directors. The number and terms of shares for which options were granted to

Mr. Grant, Mr. Kubacki, Mr. Siebenmorgen, Mr. Weldy and Mr. White during 1998 are shown in the Table of Option Grants in the 1998 Proxy Statement.

     Approved by the Lakeland Financial Corporation Compensation Committee as of December 31, 1998.

     L. Craig Fulmer         Jerry L. Helvey, Chairman       George L. White
     R. Douglas Grant        Michael L. Kubacki



                            STOCK PRICE PERFORMANCE
                            -----------------------

     The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Lakeland Financial Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The graph below compares cumulative total return* of Lakeland Financial Corporation, the NASDAQ Market Index and a Peer Group Index.

    The following table was presented as a graph in the proxy material mailed to the shareholders.


                              Lakeland
                              Financial        Peer
            Date             Corporation       Group        NASDAQ
          --------           -----------    ---------     ---------

            1/1/94            $  100.00     $  100.00     $  100.00
          12/31/94               135.16        102.54        104.99
          12/31/95               163.72        129.15        136.18
          12/31/96               243.97        161.85        169.23
          12/31/97               393.64        266.21        207.00
          12/31/98               305.39        251.74        291.96





























* Assumes $100 invested on January 1, 1993 and that all dividends were reinvested.

     The Peer Group selected for display in the above graph is all banks in the United States with total assets of less than one billion dollars whose equity securities were traded on an organized exchange for the last five (5) consecutive years.

                            DIRECTORS' COMPENSATION
                            -----------------------

     During 1998, directors who were not full time employees of the Corporation, or its subsidiaries, were paid an annual fee of $6,000.00 and an additional $325.00 for each meeting of the Board attended and $325.00 for each committee meeting attended. They are not eligible to participate in the 401(k) Plan or the Defined Benefit Plan. Inside directors (those who are full time employees of the Corporation or its subsidiaries) are not paid a director's fee. Directors are permitted to defer receipt of their director's fees and earn a rate of return based upon the Bank's six (6) month certificate of deposit rates. Effective January 1, 1997, this plan was broadened to add an option to permit the directors to earn a return based upon the performance of Corporation stock rather than the certificate of deposit rate. The Corporation may, but is not required to, fund the deferred fees into a trust which may hold Corporation stock. The plan is unqualified and the directors have no interest in the trust. The deferred fees and any earnings thereon are unsecured obligations of the Corporation. Any shares held in the trust are treated as treasury shares and may not be voted. During 1998 each director who was not a full time employee of the Corporation or the Bank was granted an option to acquire 925 shares at the price of $28.00. The option is not exercisable for 5 years, except in case of retirement or disability. Neither Mr. Niemier nor Mr. Welch were directors on the date of the grants and as a result did not receive any options during 1998.


                          INDEBTEDNESS OF MANAGEMENT
                          --------------------------

     During 1998, the Bank had extended, and expects to continue to extend, loans to its directors and officers and to their related interests. Such loans were, and will continue to be, made only upon the same terms, conditions, interest rates, and collateral requirements as those prevailing at the same time for comparable loans extended from time to time to other, unrelated borrowers. Loans to directors and officers do not and will not involve greater risks of collectability, or present other unfavorable features, than loans to other borrowers.


                        INDEPENDENT PUBLIC ACCOUNTANTS
                        ------------------------------

     During 1998, Crowe, Chizek and Company LLP again served as the Corporation's Independent Public Accountants. As of this date no determination has been made as to selection of Independent Public Accountants for 1999. As a matter of practice for the past several years, the Directors have not made a final decision on selection of Independent Public Accountants until after the completion of all audit services for the prior year. A representative of Crowe, Chizek and Company LLP is not expected to be present at the annual meeting of the Corporation.


                           PROPOSALS OF SHAREHOLDERS
                           -------------------------

     Any proposal which any shareholder may intend to present at the annual meeting to be held in 2000 must be received by the Corporation on or before the 16th day of November, 1999, if such proposal is to be included in the Proxy Statement and Form of Proxy pertaining to the 2000 Annual Meeting.

                                    GENERAL
                                    -------

     ON YOUR WRITTEN REQUEST ADDRESSED TO SECRETARY, LAKELAND FINANCIAL CORPORATION AT P.O. BOX 1387, WARSAW, INDIANA 46581-1387, A COPY OF LAKELAND FINANCIAL CORPORATION'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE PROVIDED WITHOUT CHARGE TO YOU.


     As of the date of this Proxy Statement, management knows of no matters to be brought before the annual meeting other than the matters outlined in this Proxy Statement. If, however, further business should properly be introduced by others, proxy holders will act in accordance with their own best judgment.





Michael L. Kubacki                           R. Douglas Grant
-------------------------------------        --------------------------------
Michael L. Kubacki, CEO and President        R. Douglas Grant, Chairman

                                   APPENDIX

                                 FORM OF PROXY

                        LAKELAND FINANCIAL CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints R. Douglas Grant, Michael L. Kubacki and Terry M. White proxies with full power of substitution to vote all Common Stock of Lakeland Financial Corporation held of record by the undersigned on February 5, 1999, at the annual meeting of shareholders on April 13, 1999, or any adjournment thereof.

   1.  Election of Directors for all nominees listed below         [ ]

       Withhold authority to vote for all nominees listed below    [ ]

       Eddie Creighton, Michael L. Kubacki, M. Scott Welch, George L. White

       Instruction:   To withhold authority to vote for any individual nominee
                      write that nominee's name on the space provided below.


                      --------------------------------------------------------

   2. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

                (continued and to be signed on the other side)

------------------------------------------------------------------------------

                          (CONTINUED FROM OTHER SIDE)

Unless otherwise specified, the proxies are appointed to vote for the proposals.
This proxy when properly executed will be voted in the manner directed by the undersigned shareholder(s).


                                                       DATE           , 1999
------------------------    ------------------------        ----------
Signature of shareholder    Signature of shareholder

   Please sign exactly as your name is printed hereon. When signing as attorney, executor, administrator, personal representative, trustee or guardian, please give full
                                                   title. If a corporation,
                                                   please sign in full
                                                   corporate name by authorized
                                                   officer. If a partnership,
                                                   please sign in partnership
                                                   name by authorized person.
                                                        Please mark, sign, date
                                                   and return promptly in the
                                                   enclosed envelope.